UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2014

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 22, 2014, pursuant to the terms of an Asset Purchase Agreement (the “Agreement”), dated September 5, 2014 by and among Hardinge Inc. (the “Company”), Hardinge GmbH (“Hardinge GmbH”), L. Kellenberger & Co., AG (“Kellenberger,” along with Hardinge GmbH, collectively, the “Buyer”), Peter Wolters GmbH (the “Seller”) and Lam Research Corporation (the seller guarantor), the Buyer acquired certain assets and assumed certain liabilities associated with a product line of grinding machine systems and applications marketed and sold by Seller under the VOUMARD brand (the “Voumard Business”). The purchase price for the Voumard Business is EUR 1,651,940, before taking into account customary purchase price adjustments.

The Agreement contains customary representations, warranties and covenants, including non-competition, non-solicitation and indemnification provisions.

The foregoing description of the terms and conditions of the Agreement is only a summary and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of an amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)    Pro forma financial information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of an amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
2.1	Asset Purchase Agreement, dated as of September 5, 2014, by and among Peter Wolters GmbH, Lam Research Corporation, Hardinge GmbH, L. Kellenberger & Co., AG and Hardinge Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	September 26, 2014
/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer